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                                                            Exhibit 21

Subsidiaries of the Registrant              Place of Incorporation
------------------------------              -----------------------

WPI Electronics, Inc.                       New Hampshire
WPI Magnetec, Inc.                          New Hampshire
WPI Power Systems, Inc.                     New Hampshire
WPI Oyster Termiflex, Inc.                  New Hampshire
WPI Terimflex International Sales, Inc.     Massachusetts
WPI DecisionKey, Inc.                       New Hampshire
WPI Micro Palm,  Inc.                       New Hampshire
WPI Micro Processor Systems, Inc.           New Hampshire
WPI Oyster Termiflex Limited                England and Wales
WPI Oyster Terminals, Inc.                  New Hampshire
WPI UK Holding, Inc.                        New Hampshire
WPI UK Holding II, Inc.                     New Hampshire
WPI Group (U.K.)                            England and Wales
WPI Husky Computers, Inc.                   Florida
WPI Husky Computers Limited                 England and Wales
WPI Husky Computers GmbH                    Germany